Exhibit 99.1

PLBY Group Reports Fourth Quarter &
Full Year 2022 Financial Results

Announces Strategic Restructuring and Elimination of $15 Million of Costs; Simplifying Core Business Around Playboy and Honey Birdette

LOS ANGELES – March 16, 2023 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today provided financial results for the fourth quarter and full year ended December 31, 2022.

Comments from Ben Kohn, Chief Executive Officer of PLBY Group

“Last year was challenging on a number of fronts. We embarked on a strategic review to restructure and simplify our business. We have reduced leverage and are evolving our strategy to move to a capital light model entirely focused on our most valuable brands, Playboy and Honey Birdette. This restructuring will eliminate a minimum of $15 million of costs on an annualized basis. Our new strategy will provide us with a mix of robust cash flow through our licensing segment, significant growth potential through our creator platform, which is growing at 9% week-over-week, and Honey Birdette. Further, it reduces operational complexity by eliminating unprofitable business units and non-core assets.”

“We believe the capital markets prioritize simpler, more profitable business models compared to when we debuted on NASDAQ in 2021. The economic landscape has evolved, and so must we. Our new plan better aligns our achievable goals with our current investor base, who value the efficient use of capital, higher margins, and ample runway to execute our business priorities using less financial leverage.”

Financial Highlights

•Fiscal year 2022 (“FY22”) revenue grew 8% year-over-year, to $266.9 million. On a constant currency basis, revenue would have been $269.1 million, with year-over-year growth of 9%. Fourth quarter of 2022 (“Q4’22”) revenue was $68.5 million and, on a constant currency basis, would have been $70.4 million.

•Direct-to-consumer segment revenue was $186.6 million for FY22 and $48.3 million for Q4’22. Licensing segment revenue was $60.9 million for FY22 and $15.5 million for Q4’22. Digital segment revenue was $18.7 million for FY22 and $4.6 million for Q4’22.

•FY22 net loss was $277.7 million and adjusted EBITDA loss was $6.6 million, largely driven by non-cash asset impairment charges related to the write-down of goodwill, trademarks and other assets of $308.2 million recorded in the third quarter of 2022.

Webcast Details
The Company will host a webcast at 5:00 p.m. Eastern Time today to discuss the fourth quarter and full year 2022 financial results. Participants may access the live webcast on the events section of the PLBY Group, Inc. Investor Relations website at https://www.plbygroup.com/investors/events-and-presentations.

Supplemental Materials
In addition to this press release, PLBY Group has provided a supplemental investor presentation which can be viewed on its website: https://www.plbygroup.com/investors/events-and-presentations.

About PLBY Group, Inc.
PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars in global consumer spending with products and content available in approximately 180 countries. PLBY Group’s mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (4) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company's ability to retain its key employees; (5) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company, including changes in our estimates of the fair value of certain of the Company’s intangible assets, including goodwill; (9) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (10) changing demand or shopping patterns for the Company's products and services; (11) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (12) the Company's ability to comply with the terms of its indebtedness and other obligations; (13) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (14) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com

PLBY Group, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net revenues	$68,517	$95,699	$266,933	$246,586
Costs and expenses:
Cost of sales	(35,870)	(47,562)	(129,642)	(116,752)
Selling and administrative expenses	(46,458)	(102,536)	(160,982)	(197,472)
Related party expenses	—	—	—	(250)
Impairments	(4)	(964)	(308,165)	(964)
Gain on sale of the aircraft	(113)	—	5,689	—
Other operating income, net	482	—	482	—
Total operating expense	(81,963)	(151,062)	(592,618)	(315,438)
Operating (loss) income	(13,446)	(55,363)	(325,685)	(68,852)
Nonoperating (expense) income:
Interest expense	(5,280)	(4,140)	(17,719)	(13,312)
Loss on extinguishment of debt	(1,046)	—	(1,266)	(1,217)
Fair value remeasurement (loss) gain	(1,502)	—	9,401	—
Other (expense) income, net	402	2,231	(494)	2,926
Total nonoperating expense	(7,426)	(1,909)	(10,078)	(11,603)
(Loss) income before income taxes	(20,872)	(57,272)	(335,763)	(80,455)
Benefit (expense) from income taxes	10,637	1,208	58,059	2,779
Net loss	(10,235)	(56,064)	(277,704)	(77,676)
Net loss attributable to PLBY Group, Inc.	(10,235)	(56,064)	(277,704)	(77,676)
Net loss per share, basic and diluted	$(0.22)	$(1.28)	$(5.86)	$(2.04)
Weighted-average shares used in computing net loss per share, basic and diluted	47,258,177	43,765,515	47,420,376	38,105,736

PLBY Group, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$31,640	$69,245
Restricted cash	2,072	2,211
Receivables, net of allowance for credit losses	18,420	14,129
Inventories, net	33,089	39,881
Prepaid expenses and other current assets	17,760	13,416
Total current assets	102,981	138,882
Restricted cash	1,737	4,030
Property and equipment, net	17,375	26,445
Operating right of use assets	41,265	38,746
Digital assets, net	327	6,836
Goodwill	123,217	270,577
Other intangible assets, net	236,281	418,444
Contract assets, net of current portion	13,680	17,315
Other noncurrent assets	15,600	14,132
Total assets	$552,463	$935,407
Liabilities, Redeemable Noncontrolling Interest, and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,631	$20,577
Accrued salaries, wages, and employee benefits	4,938	4,623
Deferred revenues, current portion	10,762	11,036
Long-term debt, current portion	2,050	2,808
Contingent consideration, at fair value	835	36,630
Operating lease liabilities, current portion	9,977	9,697
Other current liabilities and accrued expenses	33,739	32,417
Total current liabilities	82,932	117,788
Deferred revenues, net of current portion	21,406	42,532
Long-term debt, net of current portion	191,125	226,042
Deferred tax liabilities, net	25,293	91,208
Operating lease liabilities, net of current portion	36,678	35,534
Mandatorily redeemable preferred stock, at fair value	39,099	—
Other noncurrent liabilities	886	20
Total liabilities	397,419	513,124
Commitments and contingencies (Note 14)
Redeemable noncontrolling interest	(208)	(208)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 5,000,000 shares authorized, 50,000 shares designated Series A preferred stock, of which 50,000 shares were issued as of December 31, 2022; 0 shares issued or designated as of December 31, 2021	—	—
Common stock, $0.0001 par value; 150,000,000 shares authorized at December 31, 2022 and 2021; 47,737,699 shares issued and 47,037,699 shares outstanding at December 31, 2022; 42,996,121 shares issued and 42,296,121 shares outstanding at December 31, 2021	5	4
Treasury stock, at cost: 700,000 shares and 700,000 shares at December 31, 2022 and 2021, respectively	(4,445)	(4,445)
Additional paid-in capital	617,233	586,349
Accumulated other comprehensive loss	(24,145)	(3,725)
Accumulated deficit	(433,396)	(155,692)
Total stockholders’ equity	155,252	422,491
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$552,463	$935,407

EBITDA Reconciliation
This release presents the financial measure earnings before interest, taxes, depreciation and amortization, or “EBITDA,” and Adjusted EBITDA, which are not financial measures under the accounting principles generally accepted in the United States of America (“GAAP”). “EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management, as described below. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

In addition to adjusting for non-cash stock-based compensation, fair value remeasurements of certain liabilities and non-recurring impairment and inventory charges, we typically adjust for nonoperating expenses and income, such as management fees paid to one of our stockholders, merger related bonus payments, non-recurring special projects including the implementation of internal controls, expenses associated with financing activities, gain on the sale of assets, the expense associated with reorganization and severance resulting in the elimination or rightsizing of specific business activities or operations as we transform from a print and digital media business to a commerce centric business.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles the Company’s net loss to EBITDA (loss) and Adjusted EBITDA (loss) or income:

GAAP Net Loss to Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(10,235)	$(56,064)	$(277,704)	$(77,676)
Adjusted for:
Interest expense	5,280	4,140	17,719	13,312
Loss on extinguishment of debt	1,046	—	1,266	1,217
Benefit from income taxes	(10,637)	(1,208)	(58,059)	(2,779)
Depreciation and amortization	1,876	3,269	13,613	7,291
EBITDA	(12,670)	(49,863)	(303,165)	(58,635)
Adjusted for:
Stock-based compensation	4,711	54,222	20,540	58,446
Adjustments	212	981	12,124	9,413
Amortization of inventory step-up	—	3,691	—	8,089
Gain on sale of the aircraft	113	—	(5,689)	—
Contingent consideration fair value remeasurement	137	4,050	(29,173)	2,369
Impairments	4	964	308,165	964
Management fees and expenses	—	—	—	250
Preferred stock fair value remeasurement	1,502	—	(9,401)	—
Acquisition related costs	—	646	—	11,549
Adjusted EBITDA	$(5,991)	$14,691	$(6,599)	$32,445